UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

(Commission File Number) 000-22496

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RADIUS RECYCLING, INC.

(Exact name of registrant as specified in its charter)

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Oregon	93-0341923
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

299 SW Clay Street, Suite 400, Portland, Oregon	97201
(Address of Principal Executive Offices)	(Zip Code)

(503) 224-9900

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	RDUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2024, the Board of Directors (the “Board”) of Radius Recycling, Inc. (the “Company”) determined to increase the number of authorized directors from seven to eight and elect Mauro Gregorio to serve as a Class III director, effective November 1, 2024. Mr. Gregorio’s term will expire at the Company’s 2025 annual meeting of shareholders. Mr. Gregorio was also appointed to serve on the Audit Committee and the Compensation and Human Resources Committee of the Board.

From 2020 until his retirement in September 2024, Mr. Gregorio served as President of the Performance Materials & Coatings Division at Dow Inc. (NYSE: DOW). Mr. Gregorio also had executive oversight over all of Dow’s operations in Latin America beginning in 2019 until his retirement. From 2016 until 2020, Mr. Gregorio served as Chief Executive Officer of Dow Silicone Corporation (fka Dow Corning) and President of Dow Consumer Solutions. Over his nearly 40-year career at Dow, Mr. Gregorio served in multiple roles, including leading the post-acquisition integration of Dow Corning, overseeing the company’s feedstock and energy business unit, and serving as global Vice President for the Hygiene and Medical Performance Plastics division. Mr. Gregorio holds a BS in Chemical Engineering from the Escola de Engenharia Mauá in São Paulo, Brazil, and an MBA from Northwood University in Midland, MI. He currently serves as a Board Director for Eagle Materials, Inc. (NYSE: EXP), a manufacturer of heavy construction products and light building materials.

As a non-employee director, Mr. Gregorio will participate in the Company’s non-employee director compensation arrangements as described in the Company’s 2024 annual meeting proxy statement filed with the Securities and Exchange Commission (“SEC”) on December 15, 2023. In connection with his election to the Board, Mr. Gregorio is expected to receive a prorated stock award consisting of Deferred Stock Units with a grant date value of $29,091. In addition, it is expected that Mr. Gregorio will enter into the Company’s standard form of indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2016.

There is no arrangement or understanding between Mr. Gregorio and any other persons pursuant to which such director was selected as a director nor are there any family relationships between Mr. Gregorio and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Mr. Gregorio that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 24, 2024, the Company issued a press release announcing the election of Mr. Gregorio, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Radius Recycling, Inc. issued on October 24, 2024
104	The cover page of this Current Report on Form 8-K, formatted in InLine XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS RECYCLING, INC.

Date: October 24, 2024	By:	/s/ James Matthew Vaughn
James Matthew Vaughn
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary